UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant To Section 14(A) of
the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

MOMENTUS INC.
(Name of Registrant As Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25 (b) per Exchange Act Rules 14a-6 (i) (1) and 0-11

PRELIMINARY PROXY SUPPLEMENT—SUBJECT TO COMPLETION
DATED AUGUST 22, 2025
MOMENTUS INC.
3901 N. First Street
San Jose, California 95134
, 2025
Dear Stockholder:
We are writing to notify you of important information about the 2025 Special Meeting of Stockholders of Momentus Inc. (the “Company”).
We previously filed and made available to our stockholders our proxy statement and related proxy materials on August 18, 2025 (the “Proxy Statement”), which contained three proposals. The enclosed supplementary proxy materials (the “Supplement”) are being sent to you because we have determined to (i) add a new Proposal 4 to the original Proxy Statement in order to approve, pursuant to Nasdaq listing rules, the issuance of Class A common stock in connection with the exercise of certain existing Inducement Warrants, and any future adjustments of the exercise price of the warrants, (ii) add a new Proposal 5 to the original Proxy Statement in order to approve, pursuant to Nasdaq listing rules, the issuance of Class A common stock in connection with the exercise of certain existing Convertible Notes and Warrants, and any future adjustments of the exercise price of the warrants, (iii) add a new Proposal 6 to the original Proxy Statement in order to approve, pursuant to Nasdaq listing rules, the issuance of Class A common stock in connection with the exercise of certain outstanding Lender Warrants, and any future adjustments of the exercise price of the warrants, and (iv) add a new Proposal 7 to the original Proxy Statement in order to approve, pursuant to Nasdaq listing rules, the issuance of Class A common stock in connection with the entry into a Debt Settlement Agreement.
Accordingly, we are furnishing to you, together with this letter, the Supplement to the previously furnished Proxy Statement, which reflect the revised agenda for the Special Meeting and describe the new proposals to be voted on at the Special Meeting, as well as a new proxy card for purposes of casting your vote on all of the proposals to be voted on at the Special Meeting. The Special Meeting location and time is not being changed. The Special Meeting will be held at 8:00 a.m. Pacific Time on September 17, 2025, virtually at www.virtualshareholdermeeting.com/MNTS2025SM. There is no physical location for the Special Meeting.
Please read the Proxy Statement and the Supplement in their entirety as together they contain all of the information that is important to your decisions in voting at the Special Meeting.
When you have finished reading the Proxy Statement and Supplement, please promptly submit your proxy by completing the enclosed new proxy card in its entirety, signing, dating and returning it in the enclosed envelope (or following the instructions to vote by Internet or telephone). We encourage you to submit your proxy so that your shares will be represented and voted at the Special Meeting, whether or not you can attend. The enclosed new proxy card permits you to submit your proxy for all six of the proposals included in the Proxy Statement and the Supplement, and will replace any previously submitted proxy in connection with the Special Meeting.
If you have already submitted your proxy and do not submit a new proxy, your previously submitted proxy will be voted at the Special Meeting with respect to all other proposals; however, the Company strongly encourages you to submit a new proxy so that your vote will be considered on Proposals 4, 5, 6, and 7.
Sincerely,

Jon Layman
Chief Legal Officer and Corporate Secretary San Jose, California

Amended Items of Business

1.
A proposal to authorize our Board of Directors (the “Board”) to amend our Second Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split (the “Reverse Stock Split”) of the outstanding shares of our Class A common stock at a reverse stock split ratio in the range of 1-for-5 through 1-for-17.85;

2.
To approve, pursuant to Nasdaq listing rules, the issuance of our Class A common stock in connection with the exercise of certain outstanding warrants, and any future adjustments of the exercise price of the warrants;

3.
Any postponement or adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if there are insufficient votes to approve the Reverse Stock Split Proposal, the Warrant Exercise Proposal, the Inducement Warrant Proposal, the Convertible Notes and Warrants Proposal, the Lender Warrant Proposal, and the Debt Settlement Proposal at the time of the Special Meeting;

4.
To approve, pursuant to Nasdaq listing rules, the issuance of Class A common stock in connection with the exercise of certain existing Inducement Warrants, and any future adjustments of the exercise price of the warrants;

5.
To approve, pursuant to Nasdaq listing rules, the issuance of Class A common stock in connection with the exercise of certain existing Convertible Notes and Warrants, and any future adjustments of the exercise price of the warrants;

6.
To approve, pursuant to Nasdaq listing rules, the issuance of Class A common stock in connection with the exercise of certain existing Lender Warrants, and any future adjustments of the exercise price of the warrants; and

7.
To approve, pursuant to Nasdaq listing rules, the issuance of Class A common stock in connection with the entry into the Debt Settlement Agreement.

The preceding items of business were described in our
original Proxy Statement dated August 18, 2025 (the “Proxy Statement”), with the exception of Proposals 4, 5, 6, and 7, which are described in the attached supplement (the “Supplement”) to the Proxy Statement.

Special Meeting Details
You can vote if you are a stockholder of record as of the close of business on July 22, 2025.

The Special Meeting of Stockholders will be held in a virtual format only, via live webcast at www.virtualshareholdermeeting.com/MNTS2025SM.

By order of the Board of Directors,

Jon Layman
Chief Legal Officer and Corporate Secretary
August [•], 2025
Date and Time September 17, 2025 8:00 a.m. Pacific Time

Where Via livestream webcast at www.virtualshareholdermeeting.com/MNTS2025SM

Your Vote is Important Please carefully review the proxy materials and follow the instructions below to cast your vote as soon as possible in advance of the meeting.

VOTE ONLINE By September 16, 2025 www.proxyvote.com

VOTE BY PHONE By September 16, 2025 1-800-690-6903

VOTE BY MAIL By September 16, 2025 Vote Processing c/o Broadridge 51 Mercedes Way Edgewood, NY 11717

VOTE DURING THE MEETING Via livestream webcast at www.virtualshareholdermeeting.com/MNTS2025SM

3901 N. First Street
San Jose, California 95134
PRELIMINARY PROXY STATEMENT SUPPLEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 17, 2025
AT 8:00 A.M. PACIFIC TIME
GENERAL INFORMATION
This Supplement describes new Proposals 4, 5, 6, and 7, which are being added to the agenda for the Special Meeting and therefore are not described in the original Proxy Statement. Information about Proposals 1, 2, and 3, each of which will also be presented to stockholders at the Special Meeting, can be found in the Proxy Statement as originally filed with the SEC and made available to our stockholders on or about August 18, 2025. To the extent the information in the Supplement differs from, updates or conflicts with the information contained in the Proxy Statement, the information in the Supplement shall amend and supersede the information contained in the Proxy Statement. Except as so amended or superseded, all information set forth in the Proxy Statement remains unchanged and important for you to review. Accordingly, we urge you to read the Supplement carefully in its entirety together with the Proxy Statement. All capitalized terms used in the Supplement and not otherwise defined herein have the respective meanings given to them in the Proxy Statement. The Supplement is being made available to our stockholders on or about [•], 2025. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Proxy Statement.
What is the purpose of the Supplement?
We previously filed and made available to our stockholders our original Proxy Statement and related proxy materials on August 18, 2025, which contained three proposals. The enclosed Supplement is being sent to you because we have determined to (i) add a new Proposal 4 to the original Proxy Statement in order to approve, pursuant to Nasdaq listing rules, the issuance of Class A common stock in connection with the exercise of certain existing Inducement Warrants, and any future adjustments of the exercise price of the warrants, (ii) add a new Proposal 5 to the original Proxy Statement in order to approve, pursuant to Nasdaq listing rules, the issuance of Class A common stock in connection with the exercise of certain existing Convertible Notes and Warrants, and any future adjustments of the exercise price of the warrants, (iii) add a new Proposal 6 to the original Proxy Statement in order to approve, pursuant to Nasdaq listing rules, the issuance of Class A common stock in connection with the exercise of certain outstanding Lender Warrants, and any future adjustments of the exercise price of the warrants, and (iv) add a new Proposal 7 to the original Proxy Statement in order to approve, pursuant to Nasdaq listing rules, the issuance of Class A common stock in connection with the entry into a Debt Settlement Agreement.
What am I voting on at the Special Meeting?
At the Special Meeting, our stockholders are asked to consider and vote upon:
•
authorizing the Board to amend the Company’s Second Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the outstanding shares of our Class A common stock, par value $0.00001 per share (“Class A common stock” or “common stock”) at a reverse stock split ratio in the range of 1-for-5 through 1-for-17.85, as determined by our Board at a later date (the “Reverse Stock Split”);

•
approving, pursuant to Nasdaq listing rules, the issuance of Class A common stock in connection with the exercise of certain outstanding warrants, and any future adjustments of the exercise price of the warrants (the “Warrant Exercise Proposal”);

•
any postponement or adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if there are insufficient votes to approve any of the proposals at the time of the Special Meeting (the “Adjournment Proposal”);

•
approving, pursuant to Nasdaq listing rules, the issuance of Class A common stock in connection with the exercise of certain existing Inducement Warrants, and any future adjustments of the exercise price of the warrants (the “Inducement Warrant Proposal”);

•
approving, pursuant to Nasdaq listing rules, the issuance of Class A common stock in connection with the exercise of certain existing Convertible Notes and Warrants, and any future adjustments of the exercise price of the warrants (the “Convertible Notes and Warrants Proposal”);

•
approving, pursuant to Nasdaq listing rules, the issuance of Class A common stock in connection with the exercise of certain outstanding Lender Warrants, and any future adjustments of the exercise price of the warrants (the “Lender Warrant Proposal”); and

•	approving, pursuant to Nasdaq listing rules, the issuance of Class A common stock in connection with the entry into a Debt Settlement Agreement (the “Debt Settlement Proposal”).
How does the Board recommend I vote?
The Board recommends that you vote as follows:
•	FOR the Reverse Stock Split.
•	FOR the Warrant Exercise Proposal.
•	FOR the Adjournment Proposal.
•	FOR the Inducement Warrant Proposal.
•	FOR the Convertible Note and Warrants Proposal.
•	FOR the Lender Warrant Proposal.
•	FOR the Debt Settlement Proposal.
What does it mean to vote by proxy?
It means that you give someone else the right to vote your shares in accordance with your instructions. In this way, you ensure that your vote will be counted even if you are unable to attend the Special Meeting. If you properly sign and deliver your proxy but do not include specific instructions on how to vote, the individuals named as proxies will vote your shares as follows:
•	FOR the Reverse Stock Split.
•	FOR the Warrant Exercise Proposal.
•	FOR the Adjournment Proposal.
•	FOR the Inducement Warrant Proposal.
•	FOR the Convertible Note and Warrants Proposal.
•	FOR the Lender Warrant Proposal.
•	FOR the Debt Settlement Proposal.
The individuals named as proxies will vote in their discretion on any other matter that may properly come before the Special Meeting or any postponement or adjournment of the Special Meeting.

How do I attend and submit my vote for the Special Meeting?
If you are a stockholder of record and your shares are registered directly in your name, you may vote:
•
By Internet. Follow the instructions in the Proxy Materials or on the proxy card. You may vote via internet website address at www.proxyvote.com. Votes by internet must be submitted by 11:59 p.m. Eastern Time on September 16, 2025.

•
By Telephone. If you received a printed copy of the proxy materials, follow the instructions on the proxy card. You may vote via telephone at 1-800-690-6903. Votes by telephone must be submitted by 11:59 p.m. Eastern Time on September 16, 2025.

•
By Mail. If you received a printed copy of the proxy materials, complete, sign, date and mail your proxy card in the enclosed, postage-prepaid envelope provided or return your proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. If you sign and return the enclosed proxy card but do not specify how you want your shares voted, they will be voted FOR the Reverse Stock Split, FOR the Warrant Exercise Proposal, FOR the Adjournment Proposal, FOR the Inducement Warrant Proposal, FOR the Convertible Notes and Warrants Proposal, FOR the Lender Warrant Proposal, and FOR the Debt Settlement Proposal, and will be voted according to the discretion of the proxy holder upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. If you are mailed, or otherwise receive or obtain, a proxy card or voting instruction form, and you choose to vote by internet or by telephone, you do not have to return your proxy card or voting instruction form. Votes submitted by mail must be received by September 16, 2025.

•
By Internet at the Special Meeting. You may also vote in person virtually by attending the meeting at www.virtualshareholdermeeting.com/MNTS2025SM. To attend the Special Meeting and vote your shares, you must provide the control number located on your proxy card.

If your shares of common stock are held in street name (held for your account by a broker or other nominee):
•	By Internet or By Telephone. You will receive instructions from your broker or other nominee if you are permitted to vote by internet or telephone.
•	By Mail. You will receive instructions from your broker or other nominee explaining how to vote your shares by mail.
We will be hosting our Special Meeting via live webcast only. Any stockholder can attend the Special Meeting live online at www.virtualshareholdermeeting.com/MNTS2025SM. In order to attend the Special Meeting and vote, you must be a holder of record and provide the control number located on your proxy card. The webcast will start at 8:00 a.m. Pacific Time on September 17, 2025.
What is the required vote to approve the proposals?
The affirmative vote of a majority of the voting power of the shares of our Class A common stock present in person or represented by proxy at the Special Meeting and are voted for or against the matter is required to approve the Reverse Stock Split Proposal, the Warrant Exercise Proposal, the Inducement Warrant Proposal, the Convertible Notes and Warrants Proposal, the Lender Warrant Proposal, and the Debt Settlement Proposal. The affirmative vote of a majority of the voting power of the shares of our Class A common stock present in person or represented by proxy at the Special Meeting is required to approve the Adjournment Proposal.

What is the effect of abstentions and broker non-votes?
Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Special Meeting. A broker non-vote occurs when a bank, broker or other nominee holding shares for a beneficial owner submits a proxy for the Special Meeting without voting on a particular proposal, because the bank, broker or other nominee has not received instructions from the beneficial owner and does not have discretionary voting power with respect to that proposal. If you are a beneficial owner of shares held in street name and you do not instruct your broker how to vote your shares, the question of whether your broker will still be able to vote your shares depends on whether the New York Stock Exchange (the “NYSE”) deems the particular proposal to be a “routine” matter. Although our shares of Class A common stock are listed with Nasdaq, the NYSE regulates broker-dealers and their discretion to vote on stockholder proposals. Under the NYSE rules applicable to brokers and other similar organizations that are subject to NYSE rules, such organizations may use their discretion to vote your “uninstructed shares” with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. Under such rules and interpretations, non-routine matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation), and certain corporate governance proposals, even if management supported. We understand that the proposal to authorize the Board to amend the Second Amended and Restated Certificate of Incorporation, as amended, to effect the Reverse Stock Split and the Adjournment Proposal will be considered “routine” by the NYSE and, accordingly, we believe that your broker may vote your shares on such proposals without instructions from you. We also understand that the Warrant Exercise Proposal, the Inducement Warrant Proposal, the Convertible Notes and Warrants Proposal, the Lender Warrant Proposal, and the Debt Settlement Proposal are considered “non-routine” such that your broker, bank, or other agent may not vote your shares on such proposals in the absence of your voting instructions. Nevertheless, whether a proposal is “routine” or “non-routine” remains subject to the final determination of the NYSE.
We strongly encourage you to submit your voting instructions to your broker to ensure your shares of common stock are voted in accordance with your instructions at the Special Meeting.
Abstentions will have no effect on the outcome of the vote on the Reverse Stock Split Proposal, the Warrant Exercise Proposal, the Inducement Warrant Proposal, the Convertible Notes and Warrants Proposal, the Lender Warrant Proposal, and the Debt Settlement Proposal. Abstentions with respect to the Adjournment Proposal have the same effect as a vote “Against” the Adjournment Proposal.
How are proxies solicited and who bears the cost?
The accompanying proxy is solicited by and on behalf of the Board, and the cost of such solicitation will be borne by the Company. Solicitations may be made by mail, personal interview, telephone, and electronic communications by directors, officers and other Company employees without additional compensation. We have retained Laurel Hill to assist us in soliciting proxies in connection with the Special Meeting. The Company expects to pay Laurel Hill $7,500, plus expenses, for its services. We will bear the cost of the solicitation of the proxies, including postage, printing and handling. Broadridge Financial Solutions will distribute proxy materials to banks, brokers, and other nominees for forwarding to beneficial owners and will request brokerage houses and other custodians, nominees, and fiduciaries to forward soliciting material to the beneficial owners of the common stock held on the record date by such persons. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses in forwarding solicitation materials.

PROPOSAL NO. 4

INDUCEMENT WARRANT PROPOSAL
General
Momentus is asking stockholders to approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the potential issuance of up to 4,862,058 shares of Class A common stock upon the exercise of the Inducement Warrants issued by the Company pursuant to the Inducement Agreement (such shares of Class A common stock issuable upon exercise thereof, the “Inducement Warrant Shares”), and any future adjustments of the exercise price of the warrants. The key terms of the Inducement Agreement and the Inducement Warrants relating to this Inducement Warrant Proposal are as summarized below and as described in the Current Report on Form 8-K filed by the Company with the SEC on August 14, 2025 (the “Form 8-K”).
The information set forth in this proposal is further qualified in its entirety by reference to the full text of the forms of the Inducement Warrant and Warrant Inducement Agreement, each attached as Exhibits 4.1 and 10.1, respectively, to the Form 8-K. Stockholders are urged to carefully read these documents.
Description of the Inducement Agreement and Inducement Warrants
On August 13, 2025, we entered into the Inducement Agreement with an existing holder (the “Warrant Investor”) of certain existing warrants (the “Existing Warrants”) to purchase shares of Class A common stock. Pursuant to the Inducement Agreement, the Warrant Investor agreed to, among other things, exercise for cash all of the Existing Warrants to purchase an aggregate of 2,431,029 shares of Class A common stock, at an exercise price of $1.11 per share. In consideration for exercising the Existing Warrants, we agreed to issue to the Warrant Investor the Inducement Warrants to purchase up to 4,862,058 shares of Class A common stock (the “Inducement Warrant Shares”).
Under the Inducement Agreement, we are obligated to seek stockholder approval for the exercise of the Inducement Warrants at either an annual or special meeting of stockholders to be held on or prior to October 12, 2025.
The Inducement Warrants, which were issued pursuant to the Inducement Agreement, will become exercisable upon the date we receive approval of our stockholders (the “Stockholder Approval Date”) in accordance with the applicable rules and regulations of Nasdaq, and may be exercised following such date through the five (5) year anniversary of the Stockholder Approval Date, at an exercise price of $1.11 per share of Class A common stock (the “Exercise Price”).
Upon obtaining stockholder approval, the Inducement Warrants will become immediately exercisable. The Exercise Price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Class A common stock. Subject to limited exceptions, the holder of the Inducement Warrants will not have the right to exercise any portion of its Inducement Warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with the holder or any of the holder’s affiliates) would beneficially own a number of shares of Class A common stock in excess of 4.99% of the shares of Class A common stock then outstanding. At the holder’s option, upon notice to the Company, the holder may increase or decrease this beneficial ownership limitation not to exceed 9.99% of the shares of Class A common stock then outstanding, with any such increase becoming effective upon 61 days’ prior notice to the Company.
In addition, the Company is obligated to file a registration statement on Form S-1 no later than thirty (30) calendar days following the date of the Inducement Agreement providing for the resale of the Inducement Warrant Shares and to use commercially reasonable efforts to cause such registration statement to become effective as soon as practicable. The Company also agreed, subject to certain exceptions, not to issue any shares of Class A common stock or common stock equivalents until thirty (30) days following the date of the Inducement Agreement or enter into or effect Variable Rate Transaction (as defined in the Inducement Agreement) until ninety (90) days following the date of the Inducement Agreement.

The Inducement Warrants, and the Inducement Warrant Shares underlying the Inducement Warrants, were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 4(a)(2) thereof.
Why We Need Stockholder Approval
Our Board of Directors has determined that the Inducement Warrants, and the Company’s ability to issue Class A common stock upon exercise of the Inducement Warrants, are in the best interests of the Company and its stockholders because the exercise of the Existing Warrants in connection with the sale of the Inducement Warrants provided the Company with significant capital. Accordingly, we are seeking stockholder approval of this proposal in order to comply with the terms of the Inducement Agreement and Nasdaq Rule 5635(d), to the extent applicable.
Nasdaq Listing Rule 5635(d) requires stockholder approval in connection with a transaction, other than a public offering, involving the sale or issuance by the issuer of common stock (or securities convertible into or exchangeable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power of such company outstanding before the issuance for a price that is less than the lower of: (i) the closing price of the common stock immediately preceding the signing of the binding agreement for the issuance of such securities and (ii) the average closing price of the common stock for the five (5) trading days immediately preceding the signing of the binding agreement for the issuance of such securities.
Accordingly, to satisfy Nasdaq Listing Rule 5635(d), we are seeking stockholder approval for the potential issuance of the 4,862,058 Inducement Warrant Shares. Further, under the Inducement Warrants, we are obligated to seek stockholder approval for the exercise of the Inducement Warrants at either an annual or special meeting of stockholders to be held on or prior to October 12, 2025.
Potential Effects of Approval of this Proposal
If approved, this proposal would allow the holder of the Inducement Warrants to acquire up to 4,862,058 Inducement Warrant Shares, subject to applicable beneficial ownership limitations. The number of Inducement Warrant Shares issuable under the Inducement Warrants is subject to adjustment in proportion to a stock split or reverse stock split. Once issued, each Inducement Warrant Share would have the same rights and privileges as each currently outstanding share of Class A common stock. The issuance of the Inducement Warrants or the Inducement Warrant Shares will not affect the rights of the holders of outstanding shares of Class A common stock, but any issuance of the Inducement Warrant Shares will have a dilutive effect on holders of our Class A common stock or securities convertible into Class A common stock, including the voting power, liquidation value, book value and economic rights of existing stockholders, and may result in a decline in the Company’s stock price or greater price volatility. In addition, upon issuance of the Inducement Warrant Shares, there would be a greater number of shares of our Class A common stock eligible for sale in the public markets. Any such sales, or the anticipation of the possibility of such sales, represents an overhang on the market and could depress the market price of our Class A common stock.
If this proposal is approved and the Inducement Warrants are exercised for cash, we will receive proceeds of up to an additional approximately $5.4 million, before giving effect to any beneficial ownership limitations contained in the Inducement Warrants, and any future adjustments of the exercise price of the warrants, which may have the effect of limiting the Inducement Warrants holder’s ability to exercise the Inducement Warrants in full, or at all. Any proceeds that we may receive upon exercise(s) of the Inducement Warrants would allow us to continue to execute upon our current business plan.
Potential Effects of Non-Approval of this Proposal
We are not seeking the approval of our stockholders to authorize the Company’s entry into the transactions described above, as the Company has already done so and such documents are already binding obligations of the Company. The failure of stockholders to approve this proposal will not negate the existing terms of the transactions or the relevant documents, which will remain binding on the Company.
If the Company does not obtain stockholder approval at the Special Meeting, the Company is required pursuant to the terms of the Inducement Warrants to hold a subsequent annual or special meeting every thirty (30) days thereafter to seek stockholder approval until the date stockholder approval is obtained. If the stockholders do not approve this proposal at the Special Meeting, the Company will not be able to issue shares of Class A common stock to the Warrant Investor upon the receipt of a notice of exercise of the Inducement Warrants, thereby requiring the Company to hold another meeting seeking stockholder approval at further expense to the Company. The Company’s ability to successfully implement its business plans and continue as a going concern is dependent on its ability to maximize capital raising opportunities, including exercises of its outstanding warrants, like the Inducement Warrants. Accordingly, if stockholder approval of this proposal is not obtained, the Company may need to seek alternative sources of financing, which financing may not be available on advantageous terms, or at all, and which may result in the incurrence of additional transaction expenses.
Vote Required
Assuming a quorum is present, the affirmative vote of a majority of the total votes cast on this proposal is required for approval of this Inducement Warrant Proposal. For purposes of the approval of this Inducement Warrant Proposal, abstentions and broker non-votes will have no effect on the result of the vote.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE INDUCEMENT WARRANT PROPOSAL.

PROPOSAL NO. 5

CONVERTIBLE NOTES AND WARRANTS PROPOSAL
General
Momentus is asking stockholders to approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the potential issuance of shares of our Class A common stock to the holders of the Convertible Notes and Warrants in excess of 19.99% of our outstanding shares of Class A common stock pursuant to the Nasdaq Listing Rules, and any future adjustments of the exercise price of the warrants.
Background
On July 12, 2024, the Company and Space Infrastructures Ventures, LLC (“SIV”) entered into a secured convertible promissory note (the “Initial Convertible Note”) pursuant to which the Company may borrow up to $2.3 million prior to September 1, 2024, consisting of (i) an initial loan in the principal amount of $500,000, and (ii) one or more subsequent loans totaling up to $1.8 million in aggregate principal amount. Borrowings under the Initial Convertible Note bear interest at 15% per annum. Principal on the Initial Convertible Note is to be re-paid in four equal payments on a quarterly basis, commencing on December 1, 2024, and the Initial Convertible Note has a maturity date of September 1, 2025, at which time all accrued interest is due. As of September [•], 2025, the outstanding balance on the Initial Convertible Note was [•].
Amounts borrowed under the Initial Convertible Note are secured by a lien on substantially all of the assets of the Company. In lieu of cash payments of accrued interest, SIV, in its sole discretion, may elect to receive shares of Class A common stock at a conversion price which was initially $7.40712 per share and which the Company subsequently lowered to $2.12 on March 3, 2025 (the “Conversion Price”). On the maturity date, subject to the satisfaction of applicable legal and regulatory conditions, all outstanding obligations under the Initial Convertible Note automatically convert into Class A common stock at the Conversion Price.
On October 24, 2024, the Company and SIV entered into a secured convertible promissory note (the “Subsequent Convertible Note”, and, together with the Initial Convertible Note, the “Convertible Notes”) pursuant to which the Company borrowed $3.0 million. Borrowings under the Subsequent Convertible Note bear interest at 15% per annum. The Subsequent Convertible Note has a maturity date of October 24, 2025, at which time all principal and accrued interest is due. Amounts borrowed under the Subsequent Convertible Note are secured by a lien on substantially all of the assets of the Company. As of September [•], 2025, the outstanding balance of the Subsequent Convertible Note was $[•].
At any time after the date that is six months after the original issuance date of the Subsequent Convertible Note, SIV may convert some or all of the outstanding obligations under the Convertible Note into shares of Class A common stock at a conversion price of $7.4088 per share. The conversion price and the number of shares of Class A common stock issuable upon conversion of the Subsequent Convertible Note is subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Class A common stock.
In addition to the Subsequent Convertible Note, the Company agreed to issue to SIV warrants to purchase approximately 463,222 shares of Class A common stock with an exercise price of $7.4088 per share (the “SIV Warrants”), of which warrants to purchase approximately 269,950 shares of Class A common stock were issued on November 14, 2024 following the funding of the first tranche under the Subsequent Convertible Note. The exercise price and the number of shares of Class A common stock issuable upon exercise of the SIV Warrants is subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Class A common stock. The SIV Warrants will expire April 24, 2030.
Additionally, on November 30, 2024, the Company entered into amendments to the Convertible Notes. The amendments to the Subsequent Convertible Note accelerated the borrowing date for the second tranche of $1 million in principal amount to December 2, 2024, which borrowing date had previously been no earlier than December 22, 2024.

The amendments also permitted SIV to reserve out of the proceeds of the second tranche under the Subsequent Convertible Note of approximately $670 thousand, representing the amount of principal and interest due from the Company to SIV on December 1, 2024, under the Initial Convertible Note.
The amendments to the Convertible Notes also provide SIV the option to convert all amounts outstanding under either Convertible Note into shares of Class A common stock at any time. Previously, the Initial Convertible Note only permitted conversion of interest when and as due, while the Subsequent Convertible Note only permitted conversion of outstanding amounts when and as due. The conversion price of amounts outstanding under the Initial Convertible Note remained unchanged at $7.40712. The conversion price of amounts outstanding under the Subsequent Convertible Note remained unchanged at $7.4088.
In connection with the borrowing of the second tranche under the Subsequent Convertible Note, the Company issued to SIV warrants to purchase approximately 463,223 shares of Class A common stock with an exercise price of $7.4088 per share, as originally required by the Subsequent Convertible Note.
The Company also agreed to register the resale by SIV of all of the shares of Class A common stock issuable upon conversion of the Convertible Notes and the warrants issued to SIV.
Neither the Subsequent Convertible Note nor the SIV Warrants can be converted or exercised if it would cause the aggregate number of shares of Class A common stock beneficially owned by SIV (together with its affiliates) to exceed 9.99% of the number of shares of Class A common stock outstanding immediately after giving effect to the conversion or exercise, as applicable. By written notice, SIV may, with the agreement of the Company, from time to time increase or decrease this ownership limitation to any other percentage.
The Subsequent Convertible Note requires SIV’s consent to take certain actions, such as purchasing assets outside the ordinary course of business, extending financing, making capital expenditures in excess of $100,000, repaying debts outside the ordinary course of business or investing in any entity or enterprise.
On March 3, 2025, the Board of Directors of the Company had previously offered SIV a reduced conversion price of $2.12 per share of Class A common stock for the Initial Convertible Note. The current conversion price for the Subsequent Convertible Note is $7.4088. On May 16, 2025, the Board of Directors of the Company authorized offering SIV a reduced conversion price of $1.77 per share with respect to 112,576 shares of Class A common stock under the Initial Convertible Note, and thereafter with respect to up to 275,000 shares of Class A common stock under the Subsequent Convertible Note during the period beginning on May 19, 2025 and continuing until June 1, 2025.
The Company is currently negotiating with SIV to lower the conversion price on the Convertible Notes to the lesser of $[•] and a 10% discount to the most recent closing price on the date that a conversion notice is submitted (the “Convertible Notes Amendments”). In connection with the proposed Convertible Notes Amendments, the Company will issue warrants to purchase [•] shares of Class A common stock with an exercise price of $[•] (the “Additional SIV Warrants”).
Nasdaq Stockholder Approval Requirement
Listing Rule 5635(d) requires stockholder approval in connection with a transaction, other than a public offering, involving the sale or issuance by the issuer of common stock (or securities convertible into or exchangeable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power of such company outstanding before the issuance for a price that is less than the lower of: (i) the closing price of the common stock immediately preceding the signing of the binding agreement for the issuance of such securities and (ii) the average closing price of the common stock for the five (5) trading days immediately preceding the signing of the binding agreement for the issuance of such securities.
Potential Effects of Approval of this Proposal
If approved, this proposal would allow the holder of the Convertible Notes and Additional SIV Warrants to acquire up to [•] shares of Class A common stock, subject to applicable beneficial ownership limitations. The number of shares of Class A common stock issuable under the Convertible Notes and Additional SIV Warrants is subject to adjustment in proportion to a stock split or reverse stock split. Once issued, each shares of Class A common stock would have the same rights and privileges as each currently outstanding share of Class A common stock. The issuance of the Additional SIV Warrants or the shares of Class A common stock will not affect the rights of the holders of outstanding shares of Class A common stock, but any issuance of the shares of Class A common stock will have a dilutive effect on holders of our Class A common stock or securities convertible into Class A common stock, including the voting power, liquidation value, book value and economic rights of existing stockholders, and may result in a decline in the Company’s stock price or greater price volatility. In addition, upon issuance of the shares of Class A common stock, there would be a greater number of shares of our Class A common stock eligible for sale in the public markets. Any such sales, or the anticipation of the possibility of such sales, represents an overhang on the market and could depress the market price of our Class A common stock.
If this proposal is approved and the Additional SIV Warrants are exercised for cash, we will receive proceeds of up to an additional approximately $[•], before giving effect to any beneficial ownership limitations contained in the Additional SIV Warrants, which may have the effect of limiting the Additional SIV Warrants holder’s ability to exercise the Additional SIV Warrants in full, or at all. Any proceeds that we may receive upon exercise(s) of the Additional SIV Warrants would allow us to continue to execute upon our current business plan.
Consequences of Not Approving this Proposal
If our stockholders do not approve this proposal, we will not be able to issue 20% or more of our outstanding shares of Class A common stock to the holder of the Convertible Notes upon their conversion, as amended by the Convertible Notes Amendments, and the Additional SIV Warrants upon their exercise. As a result, we may be unable to make some of the interest payments due to the holder of the Convertible Notes in shares of our Class A common stock or issue sufficient shares upon conversion of the Convertible Notes or exercise of the Additional SIV Warrants, which will, in lieu of those shares, require that we pay substantial cash amounts to the holders of the Convertible Notes and Additional SIV Warrants.
Vote Required
Assuming a quorum is present, the affirmative vote of a majority of the total votes cast on this proposal is required for approval of this Convertible Notes and Warrants Proposal. For purposes of the approval of this Convertible Notes and Warrants Proposal, abstentions and broker non-votes will have no effect on the result of the vote.
THE BOARD UNANIMOUSLY RECOMMENDS THAT
YOU VOTE “FOR” THE CONVERTIBLE NOTES AND WARRANTS PROPOSAL.

PROPOSAL NO. 6

LENDER WARRANT PROPOSAL
General
Momentus is asking stockholders to approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the potential issuance of up to 952,940 shares of Class A common stock upon the exercise of the Lender Warrants issued by the Company pursuant to the Loan Agreement, as amended (such shares of Class A common stock issuable upon exercise thereof, the “Lender Warrant Shares”), and any future adjustments of the exercise price of the warrants. The key terms of the Loan Agreement and the Lender Warrants relating to this Lender Warrant Proposal are as summarized below and as described in the Current Report on Form 8-K filed by the Company with the SEC on June 5, 2025 (the “Loan Agreement Form 8-K”) and in the Current Report on Form 8-K filed by the Company with the SEC on June 20, 2025 (the “Amendment Form 8-K”).
The information set forth in this proposal is further qualified in its entirety by reference to the full text of the forms of the Lender Warrant and Loan Agreement, each attached as Exhibits 4.1 and 10.1, respectively to the Loan Agreement Form 8-K and to the Amendment attached as Exhibit 10.1 to the Amendment Form 8-K. Stockholders are urged to carefully read these documents.
Description of the Loan Agreement and Lender Warrants
On May 30, 2025, the Company entered into a Loan Agreement (the “Loan Agreement”) with J.J. Astor & Co. (the “Lender”) pursuant to which the Company could borrow up to $1.5 million in two equal tranches of $750,000 (collectively, the “Loan”).
In connection with the Loan Agreement, the Company agreed to issue to the Lender warrants upon the funding of each tranche of the Loan to purchase up to 476,470 shares of Class A common stock with an exercise price of $1.70 per share (each, the “Initial Lender Warrant” and the “Additional Lender Warrant,” and, together, the “Lender Warrants”). The Initial Lender Warrant was issued on June 3, 2025. The exercise price and the number of shares of Class A common stock issuable upon exercise of the Lender Warrants is subject to adjustment to any lower price per share, at which the Company issues shares of Class A common stock, as well as appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Class A common stock. The Company entered into a Registration Rights Agreement with the Lender that requires the Company to file a resale shelf registration statement registering the resale of up to 200% of the conversion shares and the shares of Class A common stock issuable upon exercise of the Lender Warrants within three business days prior to the funding of the initial tranche of the Loan.
None of the Lender Warrants can be exercised if it would cause the aggregate number of shares of Class A common stock beneficially owned by the Lender (together with its affiliates) to exceed 9.99% of the number of shares of Class A common stock outstanding immediately after giving effect to the exercise. By written notice, the Lender may, with the agreement of the Company, from time to time increase or decrease this ownership limitation to any other percentage. Exercise of the Lender Warrants is also subject to compliance with applicable Nasdaq rules.
On June 17, 2025, the Company and the Lender entered into an Amendment (the “Amendment”) to the Loan Agreement, which, among other things, revised the conditions for the Lender to fund the second tranche under the Loan Agreement in exchange for the Company issuing a junior secured convertible note having an original principal amount of $1,012,500 (the “Additional Lender Convertible Note”) and a warrant (the “Additional Lender Warrant”) to purchase up to 476,470 shares of Class A common stock within three business days of the effectiveness of a resale shelf registration statement, to be subject only to the conditions that (a) the Company maintaining its listing on Nasdaq, (b) as of the date of funding of the second tranche (i) the closing trading price with respect to the Class A common stock on the prior trading day is not less than $1.25 per share, (ii) the market capitalization of the Class A common stock is not less than $6,700,000, and (iii) the trading volume of the Class A common stock for the prior trading day and the average trading volume for the prior ten trading days is not less than 50,000 shares of Class A common stock, and (c) other customary conditions outside the Lender’s control as provided in the Loan Agreement.

The Amendment further provides for a cash “make-whole” payment at the time of conversion of any amounts owed under the Loan Agreement into Class A common stock in an amount per share equal to the difference (if any) between (i) the then applicable conversion price and (ii) the lower of (x) the closing price of the Class A common stock on the date of conversion, or (y) the lowest volume weighted average price of the Class A common stock for the twenty trading days immediately prior to the date of issuance of such conversion shares (the “Make-Whole Price”). In the event the Company fails to pay such cash “make-whole” payment, then the Lender will receive shares of Class A common stock equal to the amount of the cash “make-whole” payment divided by the Make-Whole Price.
In the event that the Company priced an equity offering prior to the Additional Funding Date (as such term is defined in the Amendment) in an amount sufficient to repay all amounts owed to the Lender under the Initial Note (as such term is defined in the Amendment), then the obligation of the Company to sell the Additional Lender Convertible Note to the Lender would be suspended and instead the Company would (a) repay all amounts due under the Initial Note out of the proceeds of such equity offering, (b) pay the Lender a termination fee of $100,000, and (c) issue to the Lender the Additional Lender Warrant.
On July 1, 2025, the Company consummated a “best efforts” public offering and received aggregate gross proceeds from this offering of approximately $4 million, before deducting placement agent’s fees and other offering expenses. The Company used the proceeds of the offering to repay all amounts owed under the Loan Agreement. In connection with the extinguishment of the Loan Agreement, on July 1, 2025 issued the Additional Lender Warrant with an exercise price of $1.13 per share.
In connection with the Inducement Agreement described in Proposal 4 above, the exercise price of the Lender Warrants adjusted to $1.11 per share.
Why We Need Stockholder Approval
Nasdaq Listing Rule 5635(d) requires stockholder approval in connection with a transaction, other than a public offering, involving the sale or issuance by the issuer of common stock (or securities convertible into or exchangeable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power of such company outstanding before the issuance for a price that is less than the lower of: (i) the closing price of the common stock immediately preceding the signing of the binding agreement for the issuance of such securities and (ii) the average closing price of the common stock for the five (5) trading days immediately preceding the signing of the binding agreement for the issuance of such securities.
Accordingly, to satisfy Nasdaq Listing Rule 5635(d), we are seeking stockholder approval for the potential issuance of the 952,940 Lender Warrant Shares. Further, under the Amendment, we are obligated to seek stockholder approval for the exercise of the Lender Warrants at either an annual or special meeting of stockholders to be held on or prior to September 29, 2025.
Potential Effects of Approval of this Proposal
If approved, this proposal would allow the holder of the Lender Warrants to acquire up to 952,940 Lender Warrant Shares, subject to applicable beneficial ownership limitations. The number of Lender Warrant Shares issuable under the Lender Warrants is subject to adjustment in proportion to a stock split or reverse stock split. Once issued, each Lender Warrant Share would have the same rights and privileges as each currently outstanding share of Class A common stock. The issuance of the Lender Warrants or the Lender Warrant Shares will not affect the rights of the holders of outstanding shares of Class A common stock, but any issuance of the Lender Warrant Shares will have a dilutive effect on holders of our Class A common stock or securities convertible into Class A common stock, including the voting power, liquidation value, book value and economic rights of existing stockholders, and may result in a decline in the Company’s stock price or greater price volatility. In addition, upon issuance of the Lender Warrant Shares, there would be a greater number of shares of our Class A common stock eligible for sale in the public markets. Any such sales, or the anticipation of the possibility of such sales, represents an overhang on the market and could depress the market price of our Class A common stock.
If this proposal is approved and the Lender Warrants are exercised for cash, we will receive proceeds of up to an additional approximately $1.1 million, before giving effect to any beneficial ownership limitations contained in the Lender Warrants, which may have the effect of limiting the Lender Warrants holder’s ability to exercise the Lender Warrants in full, or at all and any future adjustment to the exercise price. Any proceeds that we may receive upon exercise(s) of the Lender Warrants would allow us to continue to execute upon our current business plan.
Potential Effects of Non-Approval of this Proposal
We are not seeking the approval of our stockholders to authorize the Company’s entry into the transactions described above, as the Company has already done so and such documents are already binding obligations of the Company. The failure of stockholders to approve this proposal will not negate the existing terms of the transactions or the relevant documents, which will remain binding on the Company.
If the stockholders do not approve this proposal at the Special Meeting, the Company will not be able to issue shares of Class A common stock to the Lender upon the receipt of a notice of exercise of the Lender Warrants, thereby requiring the Company to hold another meeting seeking stockholder approval at further expense to the Company. The Company’s ability to successfully implement its business plans and continue as a going concern is dependent on its ability to maximize capital raising opportunities, including exercises of its outstanding warrants, like the Lender Warrants. Accordingly, if stockholder approval of this proposal is not obtained, the Company may need to seek alternative sources of financing, which financing may not be available on advantageous terms, or at all, and which may result in the incurrence of additional transaction expenses.
Vote Required
Assuming a quorum is present, the affirmative vote of a majority of the total votes cast on this proposal is required for approval of this Lender Warrant Proposal. For purposes of the approval of this Lender Warrant Proposal, abstentions and broker non-votes will have no effect on the result of the vote.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE LENDER WARRANT PROPOSAL.

PROPOSAL NO. 7

DEBT SETTLEMENT PROPOSAL
General
Momentus is asking stockholders to approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the potential issuance of shares of our Class A common stock to a vendor of the Company in exchange for the extinguishment of certain debt in excess of 19.99% of our outstanding shares of Class A common stock pursuant to the Nasdaq Listing Rules.
Background
The Company has negotiated to settle approximately $1.1 million in legal fees owed to [•] (the “Vendor”) by issuing [•] shares of Class A common stock to the Vendor under a debt settlement agreement (the “Debt Settlement Agreement”).
Shares of the Company’s Class A common stock issued in the debt settlement transaction described herein are exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act. The Vendor is an “accredited investor” as defined in Regulation D or “sophisticated investor” and is acquiring the shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the shares of the Company’s Class A common stock were not registered under the Securities Act and may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.
Previously, between April 21, 2025 and May 13, 2025, the Company issued 191,339 shares of its Class A common stock to four other vendors and one customer to settle outstanding debts of approximately $337,942.42, each under a separate debt settlement agreement.
Nasdaq Stockholder Approval Requirement
Listing Rule 5635(d) requires stockholder approval in connection with a transaction, other than a public offering, involving the sale or issuance by the issuer of common stock (or securities convertible into or exchangeable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power of such company outstanding before the issuance for a price that is less than the lower of: (i) the closing price of the common stock immediately preceding the signing of the binding agreement for the issuance of such securities and (ii) the average closing price of the common stock for the five (5) trading days immediately preceding the signing of the binding agreement for the issuance of such securities.
Consequences of Not Approving this Proposal
If our stockholders do not approve this proposal, we will not be able to issue 20% or more of our outstanding shares of Class A common stock to the Vendor pursuant to the Debt Settlement Agreement. The Company’s ability to successfully implement its business plans and continue as a going concern is dependent on its ability to maximize capital raising opportunities and minimize outstanding debt obligations, including through the issuance of shares of Class A common stock as consideration for outstanding debts, like the Debt Settlement Agreement. Accordingly, if stockholder approval of this proposal is not obtained, the Company may need to seek alternative sources of financing, which financing may not be available on advantageous terms, or at all, and which may result in the incurrence of additional transaction expenses.
Vote Required
Assuming a quorum is present, the affirmative vote of a majority of the total votes cast on this proposal is required for approval of this Debt Settlement Proposal. For purposes of the approval of this Debt Settlement Proposal, abstentions and broker non-votes will have no effect on the result of the vote.
THE BOARD UNANIMOUSLY RECOMMENDS THAT
YOU VOTE “FOR” THE DEBT SETTLEMENT PROPOSAL.

MOMENTUS INC.
3901 N. FIRST STREET
SAN JOSE, CA 95134

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V79195-Z90927

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**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**MOMENTUS INC.**

**The Board of Directors recommends you vote FOR the following proposals:**

| | For | Against | Abstain |
|---|---|---|---|
| 1. To authorize our Board of Directors to amend the Company's Second Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company's outstanding shares of Class A common stock, at a reverse stock split ratio of 1-for-5 through 1-for-17.85, as determined by the Company's Board of Directors at a later date. | ☐ | ☐ | ☐ |
| 2. To approve, in accordance with Nasdaq Listing Rule 5635(d), the issuance of Class A common stock in connection with the exercise of certain outstanding warrants, and any future adjustments of the exercise price of the warrants. | ☐ | ☐ | ☐ |
| 3. To approve, if necessary, the postponement or adjournment of the Special Meeting to permit further solicitation and vote of proxies in favor of the reverse stock split proposal, the warrant exercise proposal, the inducement warrant proposal, the convertible notes and warrants proposal, the lender warrant proposal, or the debt settlement proposal. | ☐ | ☐ | ☐ |
| 4. To approve, in accordance with Nasdaq Listing Rule 5635(d), the issuance of Class A common stock in connection with the exercise of certain existing inducement warrants, and any future adjustments of the exercise price of the warrants. | ☐ | ☐ | ☐ |
| 5. To approve, in accordance with Nasdaq Listing Rule 5635(d), the issuance of Class A common stock in connection with the exercise of certain existing convertible notes and warrants, and any future adjustments of the exercise price of the warrants. | ☐ | ☐ | ☐ |
| 6. To approve, in accordance with Nasdaq Listing Rule 5635(d), the issuance of Class A common stock in connection with the exercise of certain outstanding lender warrants, and any future adjustments of the exercise price of the warrants. | ☐ | ☐ | ☐ |
| 7. To approve, in accordance with Nasdaq Listing Rule 5635(d), the issuance of Class A common stock in connection with the entry into a debt settlement agreement. | ☐ | ☐ | ☐ |

**NOTE:** Such other business may properly come before the meeting or any adjournment thereof.

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| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|
| | | | |

**Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:**
The Notice and Proxy Statement is available at www.proxyvote.com.

V79196-Z90927

**MOMENTUS INC.**
**Special Meeting of Shareholders**
**September 17, 2025 8:00 AM PDT**
**This proxy is solicited by the Board of Directors**

The shareholder(s) hereby appoint(s) John Rood and Jon Layman, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock of MOMENTUS INC. that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at 8:00 AM PDT on September 17, 2025, at the virtual special meeting to be held at www.virtualshareholdermeeting.com/MNTS2025SM, and any adjournment or postponement thereof.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

**Continued and to be signed on reverse side**